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                                                                      EXHIBIT 11

                             BACK YARD BURGERS, INC.
                     COMPUTATION OF INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                  THIRTEEN WEEKS
                                                                       ENDED
                                                              -----------------------
                                                              APRIL 1,       APRIL 3,
                                                               2000            1999

Net Income                                                    $   65          $   42
                                                              ------          ------

Weighted average number of common shares outstanding
  during the period                                            4,621           4,600
                                                              ------          ------

Basic income per share                                        $  .01          $  .01
                                                              ------          ------

Basic weighted average number of common shares
  outstanding during the period                                4,621           4,600

Preferred shares convertible to common shares                     20              23

Stock options                                                     --              12
                                                              ------          ------
                                                               4,641           4,635
                                                              ------          ------

Diluted income per share                                      $  .01          $  .01
                                                              ------          ------



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